Exhibit 25.2

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          |__|

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Avago Technologies Finance Pte. Ltd.
(Exact name of obligor as specified in its charter)
(See attached pages for additional obligors)

Republic of Singapore	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1 Yishun Avenue 7, Singapore 768923
Tel: (65) 6755-7888	768923
(Address of principal executive offices)	(Zip code)

11-7/8% Senior Subordinated Notes due 2015
Gurantees of Senior Subordinated Notes due 2015
(Title of Indenture Securities)

TABLE OF ADDITIONAL OBLIGORS

		Primary
	State or Other	Standard		Address, Including Zip Code and
	Jurisdiction of	Industrial	I.R.S. Employer	Telephone Number,
Exact Name as	Incorporation or	Classification	Identification	Including Area Code, of Principal
Specified in its Charter	Organization	Number	Number	Executive Offices

Avago Technologies U.S. Inc.	Delaware	3674	20-3387670	350 West Trimble Road
				San Jose, California 95131
				Tel: (408) 435-7400

Avago Technologies Wireless (U.S.A.)	Delaware	3674	20-3514362	350 West Trimble Road
Manufacturing Inc.				San Jose, California 95131
				Tel: (408) 435-7400

Avago Technologies ECBU IP (Singapore)	Singapore	3674	Not Applicable	1 Yishun Avenue 7
Pte. Ltd.				Singapore 768923
				Tel: (65) 6755-7888

Avago Technologies Enterprise IP	Singapore	3674	Not Applicable	1 Yishun Avenue 7
(Singapore) Pte. Ltd.				Singapore 768923
				Tel: (65) 6755-7888

		Primary
	State or Other	Standard		Address, Including Zip Code and
	Jurisdiction of	Industrial	I.R.S. Employer	Telephone Number,
Exact Name as	Incorporation or	Classification	Identification	Including Area Code, of Principal
Specified in its Charter	Organization	Number	Number	Executive Offices

Avago Technologies Fiber IP (Singapore)	Singapore	3674	Not Applicable	1 Yishun Avenue 7
Pte. Ltd.				Singapore 768923
				Tel: (65) 6755-7888

Avago Technologies General IP	Singapore	3674	Not Applicable	1 Yishun Avenue 7
(Singapore) Pte. Ltd.				Singapore 768923
				Tel: (65) 6755-7888

Avago Technologies International Sales	Singapore	3674	Not Applicable	1 Yishun Avenue 7
Pte. Limited				Singapore 768923
				Tel: (65) 6755-7888

Avago Technologies Manufacturing	Singapore	3674	Not Applicable	1 Yishun Avenue 7
(Singapore) Pte. Ltd.				Singapore 768923
				Tel: (65) 6755-7888

Avago Technologies Sensor IP Pte. Ltd.	Singapore	3674	Not Applicable	1 Yishun Avenue 7
				Singapore 768923
				Tel: (65) 6755-7888

Avago Technologies Wireless IP	Singapore	3674	Not Applicable	1 Yishun Avenue 7
(Singapore) Pte. Ltd.				Singapore 768923
				Tel: (65) 6755-7888

Avago Technologies Sensor (U.S.A.) Inc.	Delaware	3674	20-4522743	350 West Trimble Road
				San Jose, California 95131
				Tel: (408) 435-7400

		Primary
	State or Other	Standard		Address, Including Zip Code and
	Jurisdiction of	Industrial	I.R.S. Employer	Telephone Number,
Exact Name as	Incorporation or	Classification	Identification	Including Area Code, of Principal
Specified in its Charter	Organization	Number	Number	Executive Offices

Avago Technologies U.S. R&D Inc.	Delaware	3674	20-3379093	350 West Trimble Road
				San Jose, California 95131
				Tel: (408) 435-7400

Avago Technologies Wireless (U.S.A.) Inc.	Delaware	3674	20-3514309	350 West Trimble Road
				San Jose, California 95131
				Tel: (408) 435-7400

Avago Technologies (Malaysia) Sdn. Bhd.	Malaysia	3674	Not Applicable	Bayan Lepas Free Industrial Zone
				11900 Penang, Malaysia
				Tel: (604) 643-0611

Avago Technologies Enterprise Holding (Labuan) Corporation	Labuan	3674	Not Applicable	Unit Level 13(E), Main Office Tower Financial Park Labuan
				Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia
				Tel: 6087 451 688

Avago Technologies Fiber Holding (Labuan) Corporation	Labuan	3674	Not Applicable	Unit Level 13(E), Main Office Tower Financial Park Labuan
				Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia
				Tel: 6087 451 688

Avago Technologies Imaging Holding (Labuan) Corporation	Labuan	3674	Not Applicable	Unit Level 13(E), Main Office Tower Financial Park Labuan
				Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia
				Tel: 6087 451 688

Avago Technologies Storage Holding (Labuan) Corporation	Labuan	3674	Not Applicable	Unit Level 13(E), Main Office Tower Financial Park Labuan
				Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia
				Tel: 6087 451 688

		Primary
	State or Other	Standard		Address, Including Zip Code and
	Jurisdiction of	Industrial	I.R.S. Employer	Telephone Number,
Exact Name as	Incorporation or	Classification	Identification	Including Area Code, of Principal
Specified in its Charter	Organization	Number	Number	Executive Offices

Avago Technologies Wireless Holding (Labuan) Corporation	Labuan	3674	Not Applicable	Unit Level 13(E), Main Office Tower Financial Park Labuan
				Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia
				Tel: 6087 451 688

Avago Technologies Holdings B.V.	Netherlands	3674	Not Applicable	Naritaweg 165, Telestone 8
				1043 BW Amsterdam, the Netherlands
				Tel: +31 (0) 20 5722 312

Avago Technologies Storage Holdings B.V.	Netherlands	3674	Not Applicable	Naritaweg 165, Telestone 8
				1043 BW Amsterdam, the Netherlands
				Tel: +31 (0) 20 5722 312

Avago Technologies Wireless Holdings B.V.	Netherlands	3674	Not Applicable	Naritaweg 165, Telestone 8
				1043 BW Amsterdam, the Netherlands
				Tel: +31 (0) 20 5722 312

Avago Technologies Canada Corporation	Canada	3674	Not Applicable	5300 Commerce Court West
				199 Bay Street
				Toronto, Ontario M5L 1B9
				Canada
				Tel: (416) 869-5500

Avago Technologies GmbH	Germany	3674	Not Applicable	Herrenberger Strasse 130
				71034 Boeblingen
				Germany
				Tel: (49) 7031 464 1955

		Primary
	State or Other	Standard		Address, Including Zip Code and
	Jurisdiction of	Industrial	I.R.S. Employer	Telephone Number,
Exact Name as	Incorporation or	Classification	Identification	Including Area Code, of Principal
Specified in its Charter	Organization	Number	Number	Executive Offices

Avago Technologies Italy S.r.l.	Italy	3674	Not Applicable	Via Schiaparelli 12
				10148 Torino, Italy
				Tel: (39) 02926081

Avago Technologies Japan, Ltd.	Japan	3674	Not Applicable	7th floor, Sumitomo-Fudosan Aobadai Hills, 7-7
				Aobadai 4-chome
				Meguro-ku, Tokyo 153-0042
				Japan
				Tel: 81-3-6407-2727

Avago Technologies Mexico, S. de R.L. de	Mexico	3674	Not Applicable	San Francisco No. 1005, P.B.
C.V.				Colonia Del Valle, C.P. 03100
				México, D.F., México
				Tel: (52-55) 5687-9133

Avago Technologies U.K. Limited	England	3674	Not Applicable	Building A, Trinity Court
				Wokingham Road
				Bracknell RG42 1PL
				United Kingdom
				Tel: 44 1344 4668 342

Item 1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y.
10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 3-15.	Not applicable.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 28th day of September, 2006.

THE BANK OF NEW YORK
By:	/s/ Nelson Kercado
	Name:	NELSON KERCADO
	Title:	ASSISTANT VICE PRESIDENT

Exhibit 7
Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,372,000
Interest-bearing balances	11,005,000
Securities:
Held-to-maturity securities	2,269,000
Available-for-sale securities	23,124,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	490,000
Securities purchased under agreements to resell	252,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,722,000
LESS: Allowance for loan and lease losses	414,000
Loans and leases, net of unearned income and allowance	36,308,000
Trading assets	5,770,000
Premises and fixed assets (including capitalized leases)	848,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	302,000
Not applicable
Intangible assets:
Goodwill	2,177,000
Other intangible assets	750,000
Other assets	7,196,000

Total assets	93,863,000

LIABILITIES
Deposits:
In domestic offices	40,014,000
Noninterest-bearing	21,153,000
Interest-bearing	18,861,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	31,312,000
Noninterest-bearing	286,000
Interest-bearing	31,026,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	839,000
Securities sold under agreements to repurchase	396,000
Trading liabilities	3,045,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	1,670,000
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,011,000

Total liabilities	85,242,000

Minority interest in consolidated subsidiaries	150,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,112,000
Retained earnings	5,444,000
Accumulated other comprehensive income	(220,000)
Other equity capital components	0
Total equity capital	8,471,000

Total liabilities, minority interest, and equity capital	93,863,000

      I, Thomas J. Mastro, Executive Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Executive Vice President and Comptroller
      We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell
Directors